EXHIBIT 4.04


      THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWINGS SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (I) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER REGULATION D OF THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS BOND IN AN OFFSHORE TRANSACTION, (II) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS BOND
RESELL OR OTHERWISE TRANSFER THIS BOND EXCEPT (A) TO PANDA FUNDING, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO BANKERS TRUST COMPANY, AS TRUSTEE, OR A SUCCESSOR TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS BOND (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES TO FOREIGN PURCHASERS IN OFFSHORE TRANSACTIONS MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR
(F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (III) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS BOND IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS BOND WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE BOND, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THE CERTIFICATE TO BANKERS TRUST COMPANY, AS SECURITY REGISTRAR. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO PANDA FUNDING CORPORATION AND BANKERS TRUST COMPANY, AS SECURITY REGISTRAR, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THREE YEARS FROM THE ORIGINAL ISSUANCE OF THIS BOND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

      [If a Global Bond - THIS BOND IS A GLOBAL BOND WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS BOND IS NOT EXCHANGEABLE FOR BONDS REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS BOND (OTHER THAN A TRANSFER OF THIS BOND AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

       UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO PANDA FUNDING OR ITS AGENT FOR REGISTRATION OF TRANSFER EXCHANGE, OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                    PANDA FUNDING CORPORATION
         11-5/8% POOLED PROJECT BOND, SERIES A DUE 2012

NO.                                          CUSIP NUMBER
                                             69833DAA7

PRINCIPAL AMOUNT FINAL MATURITY DATE  ISSUE DATE    INTEREST RATE
$                AUGUST 20, 2012      JULY 31,1996  11-5/8 percent


          Panda      Funding     Corporation,     a      Delaware
corporation(hereinafter called "Panda Funding", which term includes any successor or assign under the Trust Indenture referred to below), for_______ value received hereby promises to pay _______ to _______ or its registered assigns, the principal sum of (the "Principal Amount"), such payment to be made in semiannual
installments  on  February  20  and  August  20  of   each   year
(commencing  February 20, 1997) and ending on the Final  Maturity
Date  set  forth above, each such installment to be in an  amount equal  to  the Principal Amount multiplied by the percentage  set forth opposite the applicable payment date on the reverse hereof (provided that the portion of the Principal Amount remaining unpaid on the Final Maturity Date, together with all interest accrued thereon, shall in any and all cases be due and payable on the Final Maturity Date), and to pay interest on the unpaid portion of the Principal Amount at the Interest Rate set forth above from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Issue Date set forth above, semiannually on February 20 and August 20 in each year (commencing February 20, 1997), until the Principal Amount is paid in full or payment thereof is duly provided for. Panda Funding also promises to pay any Additional Interest required by
Section 2.1 (c) of the First Supplemental Indenture, upon the conditions, at the rate and for the periods specified therein.
The  interest  so payable, and punctually paid or  duly  provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 6 or August 6 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will cease to be payable to the Holder on such Regular Record Date and may either be paid  to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on a Special Record
Date  for  the payment of such defaulted interest to be fixed  by the  Trustee,  notice whereof shall be given to  the  Holders  of
Bonds of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Accrued but unpaid interest on any
Bond that is exchanged for a Series A-1 Bond pursuant to the Registration Rights Agreement shall be paid on or before the first  Interest Payment Date on the Series A-1 Bonds. Payment  of
the principal of and interest on this Bond will be made at the corporate trust office of the Trustee, or such other office or agency of Panda Funding as may be designated by it for such purpose in such coin or currency of the United States of America as  at  the time of payment shall be legal tender for the payment of public and private debts; provided, however, that (a) at the option of Panda Funding payment of interest may be made by check mailed to the address of the Person entitled thereto as such
address   shall   appear   in   the   Security   Register,    (b)
notwithstanding such election by Panda Funding, if a Holder of $2,000,000 or more in aggregate principal amount (or such lesser amount as results from all payments of principal and redemptions in respect of a Bond in the original principal amount of $2,000,000) of Bonds requests in writing, payments of money may be made by wire transfer of immediately as available funds pursuant to written wire transfer instructions delivered to the Trustee on or before the applicable Regular Record Date.

     Reference is made to the further provisions of this Bond set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Bond shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, Panda Funding has caused this instrument to be duly executed.

PANDA FUNDING CORPORATION


By:
Name:
Title:



             TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This Bond is one of the series of Bonds referred to in the within-mentioned Indenture.

Bankers Trust Company, as Trustee


By:
Authorized Signatory


                    [Form of Reverse of Bond]

      This bond is one of an authorized issue of Bonds of Panda Funding known as its 11-5/8 percent Pooled Project Bonds, Series A due 2012 (the "Bonds"). The Bonds are issued under the Trust Indenture dated as of July 31, 1996 (the "Original Indenture") among Panda Funding, Panda Interfunding Corporation, a Delaware corporation ("PIC"), and Bankers Trust Company, a New York state banking corporation, as trustee (in such capacity, together with its successors in such capacity, the "Trustee"), as supplemented by the First Supplemental Indenture dated as of July 31, 1996 (the "First Supplemental Indenture") to the Original Indenture among Panda Funding, PIC and the Trustee (the Original Indenture, as so supplemented and as the same may be further supplemented, amended or modified, the "Indenture"). All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Indenture.

      All Bonds of any series issued and outstanding under the Indenture rank on a parity with each other Bond of the same series and with all Bonds of each other series. Reference is hereby made to the Indenture for a description of the nature and extent of the Bonds and the respective rights, limitations of rights, duties and immunities thereunder of the Holders of the Bonds and of the Trustee and Panda Funding and PIC in respect of the Bonds and the terms upon which the Bonds are made and are to be authenticated and delivered.

     The principal of, and premium, if any, and interest on, this Bond are (i) payable only from the revenues and assets of Panda Funding, the Collateral and, through the PIC Guaranty, PIC and the payments therefrom and the income and proceeds received by the Trustee therefrom and (ii) secured by assets subject to the Lien of the Security Documents, and all payments of principal and interest shall be made in accordance with the terms of the Trust Indenture.

     The Bonds are subject to a Collateral Agency Agreement dated as of July 31, 1996 pursuant to which the rights of the Secured Parties (including the Holders of the Bonds) in respect of the Collateral will be shared among the Secured Parties and will be exercised by the Collateral Agent in accordance with the Collateral Agency Agreement.

      The Indenture permits, with certain exceptions, as therein provided, the amendment thereof and the modification of the rights and obligations of Panda Funding, PIC and the rights of the Holders of the Bonds under the Indenture at any time by Panda Funding and PIC with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds of all series then outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Bonds of all series then outstanding, on behalf of the Holders of all the Bonds, to waive compliance by Panda Funding or PIC with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any Act (as such term is defined in the Indenture), including, but not limited to, such a consent, waiver or direction by the Holder of this Bond shall be conclusive and binding upon the Holder and upon all future Holders of this Bond and the Holder of every Bond issued upon the transfer hereof or the exchange therefor or in lieu hereof whether or not notation of such Act is made upon this Bond.

      This Bond is one of the series designated on the face hereof, limited in aggregate principal amount of $105,525,000. This Bond and all Bonds issued or to be issued in series created under the First Supplemental Indenture are (i) not subject to any sinking fund, (ii) are subject to optional redemption on the terms set forth in Section 4.9 of the Original Indenture and
(iii) are, in accordance with the provisions of Article VIII of the Original Indenture, subject to redemption by Panda Funding prior to the Final Maturity Date, in whole or in part on any Business Day on or after August 20, 2001, and if in part in integral multiples of $1,000. Any such redemption shall be at the redemption prices (expressed as percentages of principal amount) set forth in the table below plus accrued interest, if any, to the redemption date, if redeemed during the 12-month period commencing on or after August 20 of years set forth below:

                    Year            Redemption Price
                    2001            105.8125 percent
                    2002            104.3594 percent
                    2003            102.9063 percent
                    2004            101.4532 percent
                    2005
                    and thereafter  100.0000 percent

      In the event of a Change of Control of PIC, and subject to certain conditions and limitations provided in the Indenture, Panda Funding will be obligated to make an offer to purchase, on a Business Day not more than 60 nor less than 30 days following the occurrence of a Change of Control of PIC, all of the then Outstanding Bonds at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the Change of Control Purchase Date, all as provided in the Indenture.

       The Bonds are, under certain conditions, subject to mandatory redemption as set forth in Sections 4.8 and 8.3 of the Original Indenture. Notice of any redemption of Bonds will be given at least 30 days but not more than 60 days before the Redemption Date to each Holder at its address as it appears in the Security Register.

           Bonds (or portions thereof as aforesaid) for the redemption of which provision is made in accordance with the Indenture shall cease to bear interest from and after any Redemption Date.

      The Indenture contains provisions for, upon compliance by Panda Funding with certain conditions set forth in the Indenture, the defeasance of (a) the entire indebtedness of this Bond and
(b) certain restrictive covenants and agreements.
The unpaid portion of the Principal Amount, together with any interest accrued and unpaid thereon and all other amounts due hereunder, if any, may become due and payable upon the occurrence and continuation of any Event of Default, but only as provided in the Indenture.

      The Holder hereof, by its acceptance of this Bond, agrees that each payment received by it hereunder shall be applied in the manner set forth in Section 2.16 of the Indenture relating to the allocation of principal and interest.

      The Bonds are issuable only as registered Bonds without coupons in denominations of $100,000 (or such lesser principal amount as results from all payments of principal and redemptions in respect of a Bond in the original principal amount of $100,000) and any integral multiple of $1,000 in excess thereof. As provided in, and subject to the provisions of, the Indenture, Bonds are exchangeable at the option of the Holder thereof for other Bonds of the same series, of authorized denomination and of like tenor and aggregate principal amount, to be registered in the name of such Holder, upon surrender thereof by such Holder.

      At the option of the Holders thereof, the Bonds may be exchanged pursuant to the Registration Rights Agreement for a like aggregate principal amount of Series A-1 Bonds.

      No service charge will be required of any Holder of Bonds participating in any such transfer or exchange of Bonds in respect of such transfer or exchange, but the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Bond for registration of transfer, the person in whose name this Bond is registered shall be deemed to be the owner and holder thereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Bond be overdue regardless of any notice to anyone to the contrary.

      THE  INDENTURE  AND  THIS BOND SHALL BE  GOVERNED  BY,  AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW  YORK,
WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF, OTHER  THAN
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

           PRINCIPAL PAYMENTS

Payment Date        Percentage of Principal

February 20, 1997   0.2045 percent
August 20, 1997     0.0000 percent
February 20, 1998   0.0000 percent
August 20, 1998     0.0000 percent
February 20, 1999   0.0000 percent
August 20, 1999     0.5933 percent
February 20, 2000   0.6129 percent
August 20, 2000     0.0000 percent
February 20, 2001   0.0000 percent
August 20, 2001     1.3753 percent
February 20, 2002   1.4691 percent
August 20, 2002     2.2184 percent
February 20, 2003   2.3565 percent
August 20,2003      2.9328 percent
February 20, 2004   3.1031 percent
August 20,2004      3.2796 percent
February 20,2005    3.4687 percent
August 20,2005      3.5977 percent
February 20,2006    3.7820 percent
August 20,2006      2.8098 percent
February 20,2007    3.0076 percent
August 20,2007      4.8415 percent
February 20,2008    5.1145 percent
August 20,2008      5.0057 percent
February 20,2009    5.2949 percent
August 20,2009      5.5185 percent
February 20,2010    5.8300 percent
August 20,2010      5.7248 percent
February 20,2011    6.0590 percent
August 20,2011      6.4800 percent
February 20,2012    6.8808 percent
August 20,2012      8.4390 percent


                          PIC GUARANTY

      To the extent and subject to the limitations set forth in the Indenture, PIC (as defined in the Indenture referred to in the Bond upon which this notation is endorsed, which term includes any successor or permitted assigns under the Indenture) has unconditionally guaranteed (a) the due and punctual payment of the principal of (and premium, if any, on) and interest on the Bonds, (b) the due and punctual payment of all other amounts due and payable under the Indenture and the Bonds by Panda Funding, and (c) the due and punctual performance of all other obligations of Panda Funding to the Holders or the Trustee, all in accordance with the terms set forth in the Indenture. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise indicated.

      The obligations of PIC to the Holders of Bonds and to the Trustee pursuant to the PIC Guaranty and the Indenture are expressly set forth in the Indenture, including Article XIII thereof, and reference is hereby made to the Indenture for the precise terms of the PIC Guaranty.

PANDA INTERFUNDING CORPORATION

By:




                          ABBREVIATIONS

The following abbreviations when used in the inscription on the face of this instrument shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM -- as tenants in common
          TEN ENT -- as tenants by the entireties
          JT TEN  -- as joint tenants with right of survivorship
                              and not as tenants in common

               UNIF GIFT MIN ACT

     (___________) (Minor) under Uniform Gift to Minors Act

(State)
     Additional abbreviations may also be used though not in the above list FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto
Tax Identification Number or Other
Identifying Number of Assignee
________________________________________________________________
________________________________________________________________
________________________________________________________________
(Please print or typewrite name and address, including zip code of Assignee)

the within Bond and all rights thereunder, hereby irrevocably constituting and appointing ____________________________________
attorney to transfer said bond on the books of Panda Funding, with full power of substitution in the premises.

Dated:

NAME:



NOTICE:   The  signature to this assignment must correspond  with
the name as written upon the first page of the within instrument in every particular, without alteration or enlargement or any change whatsoever.